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                                                                  EXHIBIT 99.2


(212) 878-0600                                               FAX: (212) 878-9351


                        E. M. WARBURG, PINCUS & CO., INC.
                 466 LEXINGTON AVENUE, NEW YORK, N.Y. 10017-3147



October 21, 1996


Grubb & Ellis Company
10275 West Higgins Road, Suite 300
Rosemont, IL  60018

Attention:  Mr. Neil Young


Gentlemen:

Warburg, Pincus Investors, L.P. ("WPI") has offered to purchase from The Prudential Insurance Company of America ("Prudential") all of the debt and warrants and 130,233 shares of preferred stock in Grubb & Ellis Company (the "Company") which are currently held by Prudential (the "Securities"). Specifically, the Securities include Prudential's revolving credit note(s); senior note(s); PIK note(s) (collectively, the "Notes"); warrants and convertible preferred stock in the Company.

Upon acceptance of this letter as indicated by your signature below, WPI hereby grants to the Company an option, for the Option Term set forth below, to purchase the Securities as an entirety, effective upon WPI's purchase of the Securities from Prudential, on the following terms:

1. EXERCISE PRICE: $23 million plus any accrued and unpaid interest due to WPI as per paragraph 2, below. No interest or dividends will accrue or be due or payable on the Securities during the Option Term, described below, notwithstanding any stated interest or dividend rate or other terms of such Securities.

2. INTEREST: The Company will pay WPI interest at an annual rate of 10% through the last day of January, 1997 and 12% thereafter, payable on the last day of each month during the Option Term, in arrears, based on WPI's $23 million cost to purchase the Securities.

3. TERM: From the date of purchase of the Securities by WPI through April 16, 1997 (the "Option Term").

4. CLOSING: The closing will occur two business days after receipt by WPI of written notice of the Company's intent to exercise the option, with the purchase price payable in immediately available funds against delivery of the Notes which shall be marked "Canceled" and certificates representing the Securities to be sold. WPI will transfer title to the Securities free and clear of any lien or encumbrance. WPI and the Company agree to sign such

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Mr. Neil Young
Page 2  October 21, 1996



     documents as are necessary to effect the cancellation of the Notes and the assignment and transfer of the Securities from WPI to the Company as provided herein.

Effective upon grant of this option, the Company will extend the expiration date on WPI's warrants to purchase in the aggregate 1,012,358 shares of Company common stock from the current expiration of January 29, 1998 to January 29, 2002.

The accrual and payment of any and all interest and dividends under the terms of the Securities will be waived during the Option Term. If the option is not exercised, interest and dividends on the Securities will begin to accrue pursuant to the terms of the Securities effective April 17, 1997, and the interest provided for pursuant to paragraph 2 herein shall cease.

The Company will reimburse WPI for interest paid by WPI to Prudential on behalf of the Company in connection with WPI's purchase of the Securities from Prudential, presently anticipated to be approximately $305,000, upon completion of such purchase.

Each of WPI and the Company agrees that the other is or may be in possession of material inside information with respect to the Company and waives any claims with respect thereto.

During the Option Term the Securities shall be legended to state that the Securities are subject to this option agreement. Any assignment of the Securities by WPI during the Option Term shall be subject to this option agreement.

If the above terms are acceptable, please sign below indicating your acceptance and return a signed copy to me via facsimile.

Very truly yours,

WARBURG, PINCUS INVESTORS, L.P.

By:  Warburg, Pincus & Co.


By:  /s/  John D. Santoleri
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     John D. Santoleri, Partner


ACCEPTED AND AGREED

GRUBB & ELLIS COMPANY

By:  /s/  Robert J. Walner
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Name:     Robert J. Walner
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Title:    Senior Vice President
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